Exhibit 99.77Q3CERT


Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1and 72DD2, 72EE, 73A1 and 73A2, 73B, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           $0                    $0
Class B           $0                    $0
Class C           $0                    $0


Item 72EE
Total capital gains distributions for which record date passed during the period

                       Total Capital Gains (000's omitted)
                       -----------------------------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           $34                   $0
Class B           $41                   $0
Class C           $22                   $0



Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           $0.0000               $0.0000
Class B           $0.0000               $0.0000
Class C           $0.0000               $0.0000

Item 73B
Distributions per share for which record date passed during the period

                                  Capital Gains
                                  -------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           $0.0000               $0.0000
Class B           $0.0000               $0.0000
Class C           $0.0000               $0.0000


Item 73B
                       Dividends from Other Distributions
                       ----------------------------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           $0.0330               $0.0000
Class B           $0.0330               $0.0000
Class C           $0.0299               $0.0000


Item 74U1 and 74U2
Number of shares outstanding

                       Shares Outstanding (000's omitted)
                       ----------------------------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           794                   17,911
Class B           1,068                 60
Class C           497                   26


Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------

Share             Advantage     Advantage Global
Class             Fund          Health Sciences Fund
----------------------------------------------------
Class A           $5.57                 $12.89
Class B           $5.51                 $12.61
Class C           $5.47                 $12.27